UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006 (May 1, 2006)
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-01532	35-0918179
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-4.1 AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
          On May 2, 2006, Marsh Supermarkets, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of May 2, 2006 (the “Merger Agreement”), by and among the Company, MSH Supermarkets Holding Corp., a Delaware corporation (“MSH Supermarkets”), and MS Operations, Inc., an Indiana corporation and a wholly owned subsidiary of MSH Supermarkets (“Sub”), pursuant to which Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a wholly owned subsidiary of MSH Supermarkets. MSH Supermarkets and Sub are affiliates of Sun Capital Partners, Inc., a private investment firm.
          Pursuant to the Merger Agreement, at the effective time of the Merger, each share of the Company’s Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in the treasury of the Company, and shares owned by MSH Supermarkets, Sub or any other wholly owned subsidiary of MSH Supermarkets or of the Company) shall be cancelled, extinguished and converted automatically into the right to receive an amount equal to $11.125 per share in cash, without interest. In addition, pursuant to the Merger Agreement, each outstanding option to purchase shares of Class A Common Stock or Class B Common Stock of the Company will, at the effective time of the Merger, be cancelled and the holder thereof will be entitled to receive in consideration for the cancellation of such stock option an amount in cash equal to the product of (i) the number of shares of stock previously subject to such stock option and (ii) the excess, if any, of $11.125 over the exercise price per share of the stock previously subject to such stock option.
          The Merger Agreement has been approved and adopted by the Company’s Board of Directors. The Merger is conditioned on, among other things, the approval of the Merger Agreement by the Company’s shareholders and the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement includes certain termination rights and provides that, upon the termination of the Merger Agreement under certain circumstances, the Company would be required to pay MSH Supermarkets a termination fee of $10 million. In addition, if the Company’s shareholders do not approve the Merger Agreement and the Merger at a meeting held for such purpose, the Company would be required to pay MSH Supermarkets the amount of MSH Supermarkets’ transaction expenses up to $5 million.
          The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified in information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the parties’ prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
Amendment to Rights Plan
          The information provided in Item 3.03 of this Current Report on Form 8-K regarding the Rights Plan is incorporated into this Item 1.01 by reference.
Item 3.03. Material Modification to Rights of Security Holders
          On May 1, 2006, the Company entered into an amendment (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of December 24, 1998 (the “Rights Plan”), between the Company and National City Bank, as Rights Agent, to provide that Sun Capital Partners IV, LP and any of its affiliates or associates (which include MSH Supermarkets and Sub) shall not be considered an Acquiring Person (as defined in the Rights Plan) with respect to the entry into of the Merger Agreement or the consummation of the transactions contemplated thereby.
          The foregoing description of the Amendment to the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Rights Plan, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 8.01. Other Events
          On May 3, 2006, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of May 2, 2006, by and among MSH Supermarkets Holding Corp., MS Operations, Inc. and Marsh Supermarkets, Inc.

4.1	Amendment, dated as of May 1, 2006, to Amended and Restated Rights Agreement, dated as of December 24, 1998, between Marsh Supermarkets, Inc. and National City Bank, as Rights Agent

99.1	Press Release of Marsh Supermarkets, Inc. dated May 3, 2006

Where to Find Additional Information
The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the proposed transaction. Investors are urged to carefully read the Proxy Statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the proposed merger. The Proxy Statement will be mailed to the shareholders of the Company prior to the shareholder meeting. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement, when it becomes available, and other documents filed by the Company with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from the Company’s Web site at www.marsh.net, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256, (317) 594-2100.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on June 23, 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 3, 2006

MARSH SUPERMARKETS, INC.
By:	/s/ P. Lawrence Butt
	Name:	P. Lawrence Butt
	Title:	Senior Vice President, Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of May 2, 2006, by and among MSH Supermarkets Holding Corp., MS Operations, Inc. and Marsh Supermarkets, Inc.

4.1	Amendment, dated as of May 1, 2006, to Amended and Restated Rights Agreement, dated as of December 24, 1998, between Marsh Supermarkets, Inc. and National City Bank, as Rights Agent

99.1	Press Release of Marsh Supermarkets, Inc. dated May 3, 2006